SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 12, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 8.  Change in Fiscal Year

                On March 12, 2003, the Board of Directors of Tenet Healthcare Corporation (“Tenet”) approved a change in Tenet’s fiscal year end from May 31 to December 31.  The new fiscal year will begin on January 1 and end on December 31 of each year, effective December 31, 2002.

                Tenet expects to file its regularly scheduled Quarterly Report on Form 10-Q for the quarter ended February 28, 2003, on or before the April 14, 2003 due date, and to file a transitional Annual Report on Form 10-K for the period from June 1, 2002 to December 31, 2002 and a Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, on or before May 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ STEPHEN D. FARBER
Stephen D. Farber
Chief Financial Officer

Date:  March 18, 2003